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                                                                     EXHIBIT 4.5

                            CINCINNATI MILACRON INC.

             $100,000,000 Principal Amount of 7-7/8% Notes Due 2000



                     EXCHANGE REGISTRATION RIGHTS AGREEMENT
                     --------------------------------------


                                                                    May 10, 1995

CS First Boston Corporation
  As Representative of the Several Initial Purchasers
    Park Avenue Plaza
      New York, New York  10055

Ladies and Gentlemen:

     Cincinnati Milacron Inc., a Delaware corporation (the "Company"), proposes to issue and sell to CS First Boston Corporation, BT Securities Corporation and J.P. Morgan Securities Inc. (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $100,000,000 principal amount of its 7-7/8% Notes due 2000 (the "Notes"). The Notes will be issued pursuant to an indenture, dated as of July 1, 1985, between the Company and BankAmerica National Trust Company (formerly BankAmerica Trust Company of New York), as trustee (the "Trustee"), as such indenture was supplemented by a first supplemental indenture, dated February 26, 1987, a second supplemental indenture, dated March 16, 1994 and a third supplemental indenture dated May 17, 1995 (as so supplemented, the "Indenture"). As an inducement to the Initial Purchasers, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Notes (including, without limitation, the Initial Purchasers, herein referred to as the "Holders"), as follows:

     1.  Registered Exchange Offer.  The Company shall prepare and, not later
         -------------------------
than 30 days after the date of original issue of the Notes, file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of the Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of
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debt securities of the Company identical in all material respects to the Notes, except for the transfer restrictions relating to the Notes (the "Exchange Notes"). The Company shall use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 120 days after the date of original issue of the Notes. Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of the Notes electing to exchange the Notes for Exchange Notes and (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and the securities laws of the several states of the United States. In connection with such Registered Exchange Offer, the Company shall take such further action, including, without limitation, appropriate filings under state securities laws, as may be necessary to realize the foregoing objective subject to the proviso of Section 3(h).

     The Company shall include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission. Such "Plan of Distribution" section shall also allow the use of the prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

     The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such

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requirements in order to resell the Exchange Notes; provided that such period shall not exceed 180 days (or such longer period if extended pursuant to Section 3(j) below).

     If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Notes acquired by it as part of its initial distribution, the Company upon the request of such Initial Purchaser shall simultaneously with the delivery of the Exchange Notes pursuant to the Registered Exchange Offer issue and deliver to such Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States) to the Notes (the "Private Exchange Notes"). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

     In connection with the Registered Exchange Offer, the Company shall:

     (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (b) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

     (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

     (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

     (e)  otherwise comply in all material respects with all applicable laws.

     As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

          (i) accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange; and

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          (ii) deliver to the Trustee for cancellation all the Notes so accepted for exchange, and cause the Trustee to authenticate and deliver promptly to each Holder of the Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

          The Exchange Notes and the Private Exchange Notes may be issued under the Indenture (or a supplement thereto) or an indenture substantially similar to the Indenture, which in any event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes will vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a class separate from one another on any matter.

          2.  Shelf Registration.  If, (i) because of any change in law or in
              ------------------
currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by
Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 180 days of the date of this Agreement, (iii) any Initial Purchaser so requests with respect to the Notes (or the Private Exchange Notes) not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder that participates in the Registered Exchange Offer or the Private Exchange, such Holder does not receive freely tradeable Exchange Notes on the date of the exchange, the Company shall take the following actions:

          (a) The Company shall as promptly as practicable file with the Commission and thereafter shall use its best efforts to cause to be declared effective a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the relevant Notes or, if applicable, the relevant Private Exchange Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration").

          (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Notes or, if

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     applicable, the relevant Private Exchange Notes, for a period of three years (or for such longer period if extended pursuant to Section 3(j) below) from the date of its effectiveness or such shorter period that will terminate when all the Notes or, if applicable, the Private Exchange Notes covered by the Shelf Registration Statement have been sold pursuant thereto.

          (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.  Registration Procedures.  In connection with any Shelf
              -----------------------
Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

          (a) The Company shall furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall obtain the consent of the Initial Purchasers to any such filing, which shall not be unreasonably withheld.

          (b) The Company shall give written notice to the Initial Purchasers, the Holders of the Notes and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer:

                 (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                 (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information, provided that the contents need
                                                 --------
          only be disclosed to the Initial Purchasers and one counsel

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          appointed by and on behalf of the Holders of the Notes as described in
          Section 4;

                 (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                 (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Notes or, if applicable, the Private Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                 (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

          (c) The Company shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

          (d) The Company shall furnish to each Holder of the Notes or, if applicable, the Private Exchange Notes included within the coverage of the Shelf Registration, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference).

          (e) The Company shall deliver to each Initial Purchaser and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits (including those incorporated by reference).

          (f) The Company shall deliver to each Holder of the Notes or, if applicable, the Private Exchange Notes included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such

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     person may reasonably request.  The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Notes or, if applicable, the Private Exchange Notes in connection with the offering and sale of the Notes or, if applicable, the Private Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g) The Company shall deliver to each Initial Purchaser, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

          (h) Prior to any public offering of the Notes or, if applicable, the Private Exchange Notes, pursuant to the Shelf Registration, the Company shall register or qualify or cooperate with the Holders of the Notes or, if applicable, the Private Exchange Notes, included therein and their respective counsel in connection with the registration or qualification of the Notes or, if applicable, the Private Exchange Notes, for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Notes or the Private Exchange Notes reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes or, if applicable, the Private Exchange Notes, covered by the Shelf Registration; provided that the Company shall not be required to (i)
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     qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (i) The Company shall cooperate with the Holders of the Notes or, if applicable, the Private Exchange Notes to facilitate the timely preparation and delivery of certificates representing the Notes or, if applicable, the

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     Private Exchange Notes to be sold in the Shelf Registration free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Notes or, if applicable, the Private Exchange Notes pursuant to the Shelf Registration.

          (j) Upon the occurrence of any event contemplated by Section 3(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to Holders of the Notes, the Exchange Notes or, if applicable, the Private Exchange Notes, as the case may be, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers, the Holders of the Notes and any known Participating Broker-Dealer in accordance with Section 3(b)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Notes and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in
     Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Notes and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

          (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Notes or Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Notes or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

          (l) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its securities holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month

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     period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration, which statement shall cover such 12-month period.

          (m) The Company shall cause the Indenture (or an indenture substantially identical to the indenture in the case of a Registered Exchange Offer) to be qualified under the Trust Indenture Act of 1939, as amended, containing such changes, if any, as shall be necessary for such qualification.

          (n) The Company may require each Holder of the Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Notes as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement.

          (o) The Company shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Notes shall reasonably request in order to facilitate the disposition of the Notes pursuant to any Shelf Registration.

          (p) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Notes, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Notes or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders of the Notes or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement; provided that the foregoing
                                            --------
     inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in
     Section 4.

          (q)  In the case of the Registered Exchange Offer, the Company shall
     (i) make reasonably available for inspection by each Initial Purchaser, any known Participating Broker-Dealer and any attorney, accountant or other agent retained by the Initial Purchasers or such Participating Broker-Dealer all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Initial Purchasers, such Participating Broker-Dealer or any such attorney, accountant or agent in connection with the Exchange Offer Registration Statement; provided that
                                                                --------
     the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4.

          (r) In the case of any Shelf Registration, the Company, if requested by any Holder of the Notes covered thereby or, if applicable, the Private Exchange Notes covered thereby, shall cause its counsel to deliver an opinion relating to the Notes or, if applicable, the Private Exchange Notes in customary form, cause its officers to execute and deliver all customary documents and certificates requested by any underwriters of the relevant Notes or, if applicable, the relevant Private Exchange Notes and cause its independent public accountants to provide to the selling Holders of the Notes or, if applicable, the Private Exchange Notes and any underwriter therefor a comfort letter in customary form.

          (s) In the case of the Registered Exchange Offer, if requested by any Initial Purchaser or any known Participating Broker-Dealer, the Company shall cause (i) its inside counsel to deliver to such Initial Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in
     Section 6(d) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement, (ii) its outside counsel to deliver to such Initial Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in Section 6(e) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement, (iii) its independent public accountants to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 6(a) of the Purchase Agreement, with appropriate date changes and (iv) Coopers & Lybrand GmbH to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 6(b) of the Purchase Agreement, with appropriate date changes.

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          (t)  If a Registered Exchange Offer or a Private Exchange is to be
     consummated, upon delivery of the Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or caused to be marked, on the Notes so exchanged that such Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Notes be marked as paid or otherwise satisfied.

          (u) The Company shall cooperate with each seller of Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (v) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Notes covered by a Registration Statement contemplated hereby.

          4.  Registration Expenses.  The Company shall bear all fees and
              ---------------------
expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses of Mayer, Brown & Platt, counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Notes covered thereby or, if applicable, the Private Exchange Notes covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Notes covered thereby and, if applicable, the Private Exchange Notes covered thereby to act as counsel for the Holders of the Notes covered thereby, and, if applicable, the Private Exchange Notes covered thereby in connection therewith.

          5.  Indemnification.  (a)  The Company agrees to indemnify and hold
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harmless each Holder of the Notes or, if applicable, the Private Exchange Notes and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes) resulting from sales made pursuant to a Registration Statement, to which each

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Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the
- --------  -------
extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and provided, further, that this indemnity agreement will
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be in addition to any liability which the Company may otherwise have to such
Indemnified Party. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution (as described in such Registration Statement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Notes if requested by such Holders.

          (b) The Company agrees to indemnify and hold harmless each Initial Purchaser, any Participating Broker-Dealer and each person, if any, who controls such Initial Purchaser or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Initial Purchaser, any participating Broker-Dealer and such controlling persons are referred to collectively as the "Exchange Offer Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of Exchange Notes), to which each Exchange Offer Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Registration Statement or prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Exchange Offer Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company
                                        --------  -------
shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Exchange Offer Registration Statement or prospectus contained therein or in any amendment or supplement thereto in reliance upon and in conformity with written information pertaining to such Exchange Offer Indemnified Party and furnished to the Company by or on behalf of such Initial Purchaser or such Participating Broker-Dealer specifically for inclusion therein; and provided, further, that this indemnity
                                        --------  -------
agreement will be in addition to any liability which the Company may otherwise have to such Exchange Offer Indemnified Party.

          (c) Each Holder of the Notes or, if applicable, the Private Exchange Notes, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

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

          (d) Promptly after receipt by an indemnified party under this Section 5 of the notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (e) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding any other provision of this
Section 5(e), the Holders of the Notes or, if applicable, the Private Exchange Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Notes or, if applicable, the Private Exchange Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

          (f) The agreements contained in this Section 5 shall survive the sale of the Notes, the Exchange Notes or, if applicable, the Private Exchange Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          6.  Additional Interest Under Certain Circumstances.  (a)  Additional
              -----------------------------------------------
interest (the "Additional Interest") with respect to the Notes shall be assessed as follows:

          (i) if the Exchange Offer Registration Statement in respect of the Notes or a Shelf Registration Statement in respect of the Notes is not filed with the Commission by June 16, 1995, Additional Interest shall be accrued on the Notes over and above the stated interest from and including June 17, 1995, until but excluding the earlier of (A) the date the Exchange Offer Registration Statement in respect of the Notes is filed with the Commission and (B) September 15, 1995, at a rate of .50% per annum;

          (ii) if by September 14, 1995, neither the Registered Exchange Offer is consummated nor the Shelf Registration Statement in respect of the Notes is declared effective by the Commission, Additional Interest shall be accrued on the Notes over and above the stated interest from and including September 15, 1995, until but excluding the earlier of (A) the date of the consummation of the Registered Exchange Offer and (B) the effective date of a Shelf Registration Statement in respect of the Notes, at a rate of .50% per annum;

          (iii)  Any amounts of Additional Interest due pursuant to clause
     (a)(i) or (a)(ii) of Section 6 above will be payable in cash on the same original interest payment dates of the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          (b) If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that the Company has accepted all the Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

          7.     Miscellaneous.
                 -------------

          (a)  Amendments and Waivers.  The provisions of this Agreement may not
               ----------------------
be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Notes affected by such amendment, modification, supplement, waiver or consents.

          (b)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

          (1) if to a Holder of the Notes, at the most current address given by such Holder to the Company in accordance with the provisions of this
     Section 7(b), which address initially is, with respect to each Holder, the address of such Holder to which confirmation of the sale of the Notes to such Holder was first sent by the Initial Purchasers, with a copy in like manner to you as follows:

               CS First Boston Corporation
               227 West Monroe Street
               Chicago, Illinois  60606
               Fax No.:  (312) 750-1829
               Attention:  Bryan S. Doyal

     with a copy to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois  60603
               Fax No.:  (312) 701-7711
               Attention:  John R. Sagan

          (2)  if to the Initial Purchasers, at the addresses specified in
     Section 7(b)(1);

          (3) if to the Company, at its address as follows:

               Cincinnati Milacron Inc.
               4701 Marburg Avenue
               Cincinnati, Ohio  45209
               Fax No.:  (513) 841-8287
               Attention:  Secretary

     with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York  10019
               Fax No.:  (212) 474-3700
               Attention:  James M. Edwards

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

          (c)  Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
Company and its successors and assigns.

          (d)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (e)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (f)  Governing Law.  THIS AGREEMENTS SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          (g)  Severability.  If any one or more of the provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the several Initial Purchasers and the Company in accordance with its terms.

                                    Very truly yours,

                                    CINCINNATI MILACRON INC.



                                    By:  /s/ Ronald D. Brown
                                       ------------------------
                                       Title:  Vice President-Finance


The foregoing Exchange Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CS FIRST BOSTON CORPORATION



By:  /s/ Brian S. Doyal
   -----------------------------
          Vice President

Acting on behalf of itself and
as the Representative of the
several Initial Purchasers